UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 9, 2016

  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On September 9, 2016, NRP (Operating) LLC (“NRP Operating”) entered into the Fourth Amendment (the “NPA Amendment”) to Note Purchase Agreements dated as of June 19, 2003, as amended (the “Note Purchase Agreements”) relating to NRP Operating’s 5.55% Senior Notes, Series A, due June 19, 2023, 4.91% Senior Notes, Series B, due June 19, 2018, 5.05% Senior Notes, Series D, due July 19, 2020, 5.82% Senior Notes, Series E, due March 28, 2024, 8.38% Senior Notes, Series F, due March 25, 2019, 8.92% Senior Notes, Series G, due March 25, 2024, 4.73% Senior Notes, Series H, due December 1, 2023, 5.03% Senior Notes, Series I, due December 1, 2026, 5.03% Senior Notes, Series J, due December 1, 2026, 5.18% Senior Notes, Series K, due December 1, 2026 (collectively, the “Notes”).
Under the NPA Amendment, NRP Operating has agreed to use certain asset sale proceeds to make mandatory prepayment offers on the Notes as follows:

•
Until the earlier of the time that (1) NRP Operating has sold $300 million of assets or (2) June 30, 2020, NRP Operating will be required to make prepayment offers to the holders of the Notes using 25% of the net cash proceeds from certain asset sales; and

•
After the earlier to occur of the dates above, NRP Operating will be required to make prepayment offers to the holders of the Notes using an amount of net cash proceeds from certain asset sales that will be calculated pro-rata based on the amount of Notes then outstanding compared to the other total NRP Operating senior debt outstanding that is being prepaid.

The mandatory prepayment offers described above will be made pro-rata across each series of outstanding Notes and will not require any make-whole payment by NRP Operating. In addition, the remaining principal and interest payments on the Notes will be adjusted accordingly based on the amount of Notes actually prepaid. The prepayments will not the affect maturity dates of any series of the Notes.
A copy of the NPA Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the NPA Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01. “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
4.1	Fourth Amendment, dated as of September 9, 2016, to Note Purchase Agreements, dated as of June 19, 2003, among NRP (Operating) LLC and the holders named therein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its general partner

Date: September 12, 2016		/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel